Exhibit 10.17

FIRST AMENDMENT
TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Agreement”), dated as of April 25, 2003, is made by and among Huntsman LLC, a Utah limited liability company formerly known as Huntsman Company LLC (the “Company”), Huntsman Petrochemical, Huntsman EPS, Polymers, Huntsman Fuels and Huntsman International Trading Corporation (each, along with the Company, referred to herein as a “Borrower” and collectively as “Borrowers”, with the Company acting in its capacity as Funds Administrator for the Borrowers), Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Administrative Agent for the Lenders (as such term is hereinafter defined) (“Administrative Agent”), and the undersigned financial institutions, including Deutsche Bank, in their capacities as Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Administrative Agent and certain financial institutions parties thereto (each, a “Lender”; collectively, the “Lenders”) are parties to that certain Revolving Credit Agreement dated as of September 30, 2002 (the “Credit Agreement”).

WHEREAS, Holdco II is contemplating entering into a Mezzanine Financing (as such term is defined in the Amended and Restated Credit Agreement, a “Mezzanine Financing”), and the investors in such Mezzanine Financing have required as a condition to closing the Mezzanine Financing that certain financial covenants in the Credit Agreement be amended.

WHEREAS, the undersigned desire to (a) amend certain financial covenants found in the Credit Agreement, (b) designate HF II Australia Holdings Company LLC as an Unrestricted Subsidiary, (c) amend certain provisions of the Holdco Agreement in order to permit the acquisition of Vantico by Huntsman Holdings LLC (the “Vantico Transaction”), to provide for a tax sharing arrangement between Holdco II and [Newco], to permit the pledge of Capital Stock of the Company in connection with a Mezzanine Financing, and to permit the establishment of an equity plan for Holdco I, Holdco II and/or [Newco] management, and (d) permit certain Liens as security for the repayment of insurance premiums paid by third parties on behalf of the Borrowers and their Restricted Subsidiaries.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.       DEFINITIONS

1.1.           Defined Terms.  Unless otherwise specified herein, capitalized terms used in this Agreement shall have the meanings ascribed to them by the Credit Agreement.

A-1

SECTION 2.       AMENDMENTS TO CREDIT AGREEMENT

2.1.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended, effective as of April 25, 2003, as follows:

(a)           Section 1.1.           The definition of “Indebtedness” is hereby amended by deleting the entire proviso at the end of such definition and replacing it with the following:

provided, however, notwithstanding the foregoing, “Indebtedness” shall not include deferred taxes or indebtedness of the Company and/or the Company’s Restricted Subsidiaries (which indebtedness may not be secured except as permitted by Section 8.1(m)) incurred to finance insurance premiums in a principal amount not in excess of the casualty and other insurance premiums to be paid by the Company and/or the Company’s Restricted Subsidiaries for a one year period beginning on the date of any incurrence of such indebtedness.

(b)           Section 1.1.           The definition of “Applicable Margin Period” is hereby amended by replacing the proviso at the end of such definition with the following:

provided, that the first Applicable Margin Period shall commence on the first Business Day of the month following the delivery of the financial statements in respect to the period ending on June 30, 2003.

(c)           Section 1.1.           The definition of “Pricing Grid” is hereby amended by replacing the proviso that follows the chart in such definition with the following:

provided, that, notwithstanding the foregoing, (a) if the Borrowers shall fail to deliver the financial statements that are required to be delivered pursuant to Section 7.1(a) or 7.1(b), from the date which is three Business Days after the date on which such financial statements were so required to be delivered until the date of actual delivery thereof, and (b) from the Mezzanine Closing Date until the day preceding the Start Date of the following Applicable Margin Period, the Applicable Base Rate Margin and Applicable Eurocurrency Margin shall be a percentage per annum equal to the applicable percentage amount set forth above with respect to Level 1.  If a Default or an Event of Default shall exist at the time any reduction in the Applicable Base Rate Margin and Applicable Eurocurrency Margin is to be implemented, that reduction shall be deferred until the date on which such Default or Event of Default is cured or waived and at all times during the existence of such Default or Event of Default, the Applicable Base Rate Margin and Applicable Eurocurrency Margin shall be a percentage per annum equal to the applicable percentage amounts set forth above with respect to Level 1.

(d)           Section 1.1.           The following definitions are hereby inserted alphabetically into Section 1.1 of the Credit Agreement:

“Mezzanine Closing Date” means the date on which each of the following has occurred:  (i) the “Alta Interest Purchase Price” (as such term is defined in the ICI Agreement) and the “B Note Completion Payment” (as such term is defined in the ICI Agreement) has been paid to ICI pursuant to the terms of the ICI Agreement, (ii) HSCC has pledged 300 membership units of HIH to the Collateral Agent and (iii) Borrower has delivered to the Administrative Agent executed copies of all documents executed in connection with the related Mezzanine Financing.

“Minimum Excess Availability” means the amount by which (a) the lesser of (i) the Borrowing Base and (ii) the Commitments exceeds (b) the aggregate outstanding amount of all Loans.

(e)           Section 8.1.           Section 8.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (k) of such section, (ii) deleting the period at the end of clause (l) of such section and replacing it with “; and” and (iii) inserting the following new clause (m) at the end of such section:

(m)          Liens on unearned insurance premiums securing Indebtedness incurred by the Company and/or its Restricted Subsidiaries to finance such insurance premiums in a principal amount not to exceed at any time the amount of such insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a one year period.

(f)            Section 8.5.           Section 8.5(b) of the Credit Agreement is hereby amended by inserting the parenthetical “(as such term is defined in the Amended and Restated Credit Agreement)” following the words “Net Offering Proceeds” found in the second sentence of such section.

(g)           Section 8.22.        The following is hereby added to the Credit Agreement as Section 8.22:

8.22        Minimum Excess Availability.          No Borrower shall permit Minimum Excess Availability to be less than $70,000,000 at any time during the period beginning on the Mezzanine Closing Date and ending on the date when Borrowers deliver to Administrative Agent the certificate in the form of Exhibit 7.2(b)-2 of the Credit Agreement for the period ending March 31, 2004.

(h)           Section 9.1.           The chart found in Section 9.1 of the Credit Agreement is hereby deleted in its entirety and the following chart is inserted in its place:

Date	Ratio
Closing Date - March 31, 2003	8.25
April 1, 2003 - June 30, 2003	n/a
July 1, 2003 - September 30, 2003	n/a
October 1, 2003 - December 31, 2003	n/a
January 1, 2004 - March 31, 2004	8.50 to 1.0
April 1, 2004 - June 30, 2004	7.50 to 1.0
July 1, 2004 - September 30, 2004	6.00 to 1.0
October 1, 2004 - December 31, 2004	4.75 to 1.0
January 1, 2005 - June 30, 2005	3.75 to 1.0
July 1, 2005 - and thereafter	3.25 to 1.0

(i)            Section 9.2.           The chart found in Section 9.2 of the Credit Agreement is hereby deleted in its entirety and the following chart is inserted in its place:

Date	Ratio
Closing Date - March 31, 2003	1.30 to 1.0
April 1, 2003 - June 30, 2003	1.10 to 1.0
July 1, 2003 - September 30, 2003	1.00 to 1.0
October 1, 2003 - December 31, 2003	1.25 to 1.0
January 1, 2004 - March 31, 2004	1.40 to 1.0
April 1, 2004 - June 30, 2004	1.60 to 1.0
July 1, 2004 - September 30, 2004	1.80 to 1.0
October 1, 2004 - December 31, 2004	2.25 to 1.0
January 1, 2005 - June 30, 2005	2.50 to 1.0
July 1, 2005 - and thereafter	2.75 to 1.0

(j)            Section 9.3.           The chart found in Section 9.3 of the Credit Agreement is hereby deleted in its entirety and the following chart is inserted in its place:

Date	Ratio
Closing Date - March 31, 2003	0.85 to 1.0
April 1, 2003 - June 30, 2003	n/a
July 1, 2003 - September 30, 2003	n/a
October 1, 2003 - December 31, 2003	n/a
January 1, 2004 - March 31, 2004	0.75 to 1.0
April 1, 2004 - June 30, 2004	0.80 to 1.0
July 1, 2004 - September 30, 2004	0.90 to 1.0
October 1, 2004 - December 31, 2004	1.00 to 1.0
January 1, 2005 - and thereafter	1.25 to 1.0

(k)           Section 9.4.           Section 9.4 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

9.4          Capital Expenditures.         Permit, nor permit any of its Restricted Subsidiaries to, make any Consolidated Capital Expenditures, except that the Company and its Restricted Subsidiaries may make such Consolidated Capital Expenditures (i) during 2002, not in excess of an amount equal to $85,000,000;

(ii) during 2003, not in excess of an amount equal to $100,000,000 plus Permitted Turnaround Capital Expenditures, provided, however, that prior to June 30, 2003, Consolidated Capital Expenditures for 2003 may not exceed $60,000,000 plus Permitted Turnaround Capital Expenditures; (iii) during each Fiscal Year thereafter and until payment in full of all Obligations hereunder, not in excess of an amount equal to $100,000,000 plus Permitted Turnaround Capital Expenditures; provided, however, that, to the extent that the Company consummates the Minimum Senior Debt Prepayment, the Company and its Restricted Subsidiaries may make Consolidated Capital Expenditures in each Fiscal Year commencing on January 1, 2004 in an amount equal to $135,000,000 plus Permitted Turnaround Capital Expenditures; provided, further, however, to the extent Consolidated Capital Expenditures referred to in clause (ii) and clause (iii) for any Fiscal Year are less than the amount allowable for such Fiscal Year, the difference thereof may be carried forward to the immediately following fiscal year in an amount not to exceed $10,000,000.

(l)            Schedule 1.1(c)    Schedule 1.1(c) of the Credit Agreement is hereby amended by adding HF II Australia Holdings Company LLC to the list of entities found on such schedule.

SECTION 3.         CONSENT

The undersigned Lenders, constituting the Required Lenders, hereby

(a) consent to and authorize the Administrative Agent to enter into an amendment of the Holdco Agreement in order to (i) add [Newco] as a Holdco Party, (ii) permit the Holdco Parties to take actions necessary to effect the Vantico Transaction, (iii) permit any Holdco Party to enter into a tax sharing agreement related to the structural changes arising out of the Vantico Transaction and approved by the Administrative Agent, (iv) permit Holdco I, Holdco II and/or [Newco] to establish a management incentive program, (v) permit Holdco II to grant a security interest in the Capital Stock of the Borrower to secure the Mezzanine Financing and (vi) make such other changes to the Holdco Agreement as are necessary to effect the foregoing, and

(b) authorize the Administrative Agent, upon HF II Australia Holdings Company LLC’s redesignation as an Unrestricted Subsidiary, to (i) release its Lien on the assets of HF II Australia Holdings Company LLC held as Collateral and (ii) release HF II Australia Holdings Company LLC from its obligations under the Subsidiary Guarantee Agreement to which it is a party.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

4.1.           Representations and Warranties.  In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Borrower hereby represents and warrants to the Administrative Agent and the Lenders, in each case after giving effect to this Agreement, as follows:

(a)           Power and Authority.  Each Borrower has the power and authority to execute, deliver and perform this Agreement and, in the case of each Credit Party, all agreements, documents and instruments executed and delivered pursuant to this Agreement and each Borrower, and each Credit Party has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and all agreements, documents and instruments executed and delivered by it pursuant to this Agreement, as the case may be.

(b)           Binding Obligation.  This Agreement has been duly executed and delivered by each Borrower and the Acknowledgement and Consent (as hereinafter defined) has been duly executed by each Subsidiary Guarantor, and such documents are the legal, valid and binding obligation of each such entity a party thereto, enforceable against such entity in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought in equity or at law).

(c)           Incorporation of Representations and Warranties from the Credit Agreement.  After giving effect to this Agreement, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects at and as of the Effective Date, with the same effect as though made on such date, except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct as of such date.

(d)           No Violation or Conflict.  Neither execution, delivery and performance of this Agreement or the First Amendment to the Amended and Restated Credit Agreement of even date herewith by any Credit Party nor the transactions contemplated hereby will (i) contravene any provision of any Requirement of Law applicable to any Credit Party or (ii) conflict with or result in a breach by any Credit Party of any Organizational Document of any of them or any term of any Material Agreement.

(e)           No Additional Consents Required.  No authorization or approval or other action by, and no notice to or filing or registration with, any Governmental Authority or other Person is required in connection with the execution, delivery and performance of this Agreement and all agreements, documents and instruments executed and delivered pursuant to this Agreement other than those obtained and in full force and effect.

(f)            Absence of Default.  No Event of Default or Unmatured Event of Default will exist or be continuing.

(g)           Good Standing.  On the Effective Date, each Credit Party is a duly organized and validly existing entity in good standing in its jurisdiction of incorporation.

(h)           No Amendment to Bylaws.  A true and complete copy of the bylaws of each Credit Party has been delivered to the Administrative Agent prior to or on the date of this Agreement.

SECTION 5.       CONDITIONS PRECEDENT

5.1.             Conditions to Effectiveness of Amendment.  This Agreement shall become effective upon satisfaction of the following conditions precedent (the “Effective Date”):

(a)           Execution and Delivery of Agreement.  Each Borrower, the Administrative Agent and the Required Lenders shall have executed and delivered this Agreement.

(b)           Execution and Delivery of Amended and Restated Credit Agreement Amendment.  The Company, the administrative agent under the Amended and Restated Credit Agreement, and the “Required Lenders” (as such term is defined in the Amended and Restated Credit Agreement) shall have executed and delivered that certain First Amendment to the Amended and Restated Credit Agreement.

(c)           Execution and Delivery of First Amendment to Holdco Agreement.   The “Holdco Parties” (as defined in the Holdco Agreement), HSCC, the Administrative Agent and the administrative agent under the Amended and Restated Credit Agreement shall have executed and delivered that certain First Amendment to the Holdco Agreement.

(d)           Other Documents and Actions.  The Administrative Agent shall have received each of the following documents and/or confirmed the occurrence of the following specified actions, as the case may be, each of which shall be satisfactory in form and substance to the Administrative Agent and its counsel:

(1)           Officer’s Certificate.  A bringdown certificate of an officer of each Borrower in the form of Exhibit A attached hereto;

(2)           Acknowledgement and Consent.  An Acknowledgement and Consent in the form of Exhibit B attached hereto (the “Acknowledgement and Consent”), duly executed and delivered by each Subsidiary Guarantor;

(3)           Approvals.  All necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the transactions contemplated hereby (other than the proposed Vantico Transaction and the proposed Mezzanine Financing) and by the other Loan Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of this Agreement or the other transactions contemplated by the Loan Documents and otherwise referred to herein or therein.  Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon all or any part of this Agreement, the transactions contemplated hereunder or by the Loan Documents;

(4)           Litigation.  No litigation by any entity (private or governmental) shall be pending or, to the best knowledge of any Borrower, threatened with respect to this Agreement, any other Loan Document or any documentation executed in connection herewith or the transactions contemplated hereby, or which the Administrative Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect;

(5)           Adverse Change.  Since December 31, 2002, nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Required Lenders shall reasonably determine has, or could have, a Material Adverse Effect;

(6)           Corporate Proceedings.  All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Administrative Agent and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or certificates, if any, which the Administrative Agent or the Required Lenders reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities; and

(7)           Other Matters.  Such other instruments, documents, certificates and opinions in respect of such matters as the Administrative Agent may reasonably request.

(e)           No Defaults.  After giving effect to this Agreement, no Event of Default or Unmatured Event of Default under the Credit Agreement shall have occurred and be continuing.

(f)            Representations and Warranties.  After giving effect to this Agreement, the representations and warranties of each Borrower and the other Credit Parties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct as of such date.

(g)           Fees.  The Borrowers shall have paid to Administrative Agent and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to Administrative Agent and the Lenders to the extent then due, including, without limitation, pursuant to Section 6.1(a) of this Amendment.

(h)           Other Matters.  The Administrative Agent shall have received such other instruments and documents as the Administrative Agent or the Required Lenders may reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

5.2.         Additional Conditions to Effectiveness of Certain Sections.       Sections 2.1(b), 2.1(c), 2.1(d), 2.1(g), 2.1(h), 2.1(i), 2.1(j) and 2.1(k) shall become effective upon (a)

satisfaction of the conditions precedent set forth in Section 5.1 hereof, (b) the occurrence of the Mezzanine Closing Date, which date shall occur no later than June 30, 2003, and (c) payment by the Borrowers of the Second Amendment Fee described in Section 6.1(a) of this Agreement.

SECTION 6.     MISCELLANEOUS

6.1.           Miscellaneous.  The parties hereto hereby further agree as follows:

(a)           Fees, Costs, Expenses and Taxes.  The Borrowers agree to pay to the Administrative Agent on behalf of each Lender which has executed and delivered this Amendment on or prior to 3:00 p.m. E.D.T. on April 25, 2003, an amendment fee (the “First Amendment Fee”) of 0.10% of the Commitments, which First Amendment Fee shall be paid on or prior to the Effective Date.  The Borrowers shall pay to the Administrative Agent on behalf of each Lender which has executed and delivered this Amendment on or prior to 3:00 p.m. E.D.T. on April 25, 2003, a second amendment fee (the “Second Amendment Fee”) of 0.15% of the Commitments, which Second Amendment Fee shall be paid on or prior to the Mezzanine Closing Date.  The First Amendment Fee shall be fully earned as of the date of this Agreement, and the Second Amendment Fee shall be fully earned as of the Mezzanine Closing Date.  The Borrowers further agree to pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Administrative Agent.

(b)           Counterparts.  This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Agreement to produce more than one (1) such counterpart.

(c)           Headings.  Headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(d)           Integration.  This Agreement, the other agreements and documents executed and delivered pursuant to this Agreement and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

(e)           Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(f)            Binding Effect.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Borrowers, the Administrative Agent and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrowers, the Administrative Agent and the Lenders and their respective successors and permitted assigns.

(g)           Limitations.  Except as expressly provided herein, the execution and delivery of this Agreement shall not: (a) constitute an extension, modification, or waiver of any aspect of the Credit Agreement or the other Loan Documents; (b) extend the terms of the Credit Agreement or the due date of any of the Obligations; (c) give rise to any obligation on the part of the Administrative Agent and the Lenders to extend, modify or waive any term or condition of the Credit Agreement or any of the other Loan Documents; or (d) give rise to any defenses or counterclaims to the right of the Administrative Agent and the Lenders to compel payment of the Obligations or to otherwise enforce its rights and remedies under the Credit Agreement and the other Loan Documents.

(h)           Reference to and Effect on the Credit Agreement.  The parties hereto agree and acknowledge that nothing contained in this Agreement in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed.  Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any rights, power or remedy of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document.  No delay on the part of any Lender or the Administrative Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute an amendment thereof.  On and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Credit Agreement in the Loan Documents and all other documents delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  The Borrowers acknowledge and agree that this Agreement constitutes a “Loan Document” for purposes of the Credit Agreement.  None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with Section 13.1 of the Credit Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
Individually as a Lender and as
Administrative Agent

By:	/s/ Mary Jo Jolly
Name:
Title:

Deutsche Bank Trust Company Americas
222 S. Riverside Plaza
Chicago, IL 60606
Attention: Frank Fazio
Tel. No.: (312) 537 - 1700
Telecopier No.: (312) 537 - 1327

HUNTSMAN LLC

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President and Treasurer

HUNTSMAN PETROCHEMICAL
CORPORATION

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

First Amendment to Revolving

Credit Agreement

HUNTSMAN EXPANDABLE
POLYMERS COMPANY, LC

By: Huntsman Chemical Company LLC, its
Manager

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

HUNTSMAN INTERNATIONAL
TRADING CORPORATION

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

HUNTSMAN FUELS, L.P.

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

HUNTSMAN POLYMERS
CORPORATION

By:	/s/ Sean Douglas
Name:	Sean Douglas
Title:	Vice President

First Amendment to Revolving

Credit Agreement

EXHIBIT A

FORM OF
OFFICER’S CERTIFICATE

I,                              , a duly qualified and acting officer of [             ], a [                     ] (the “Borrower”), hereby certify that I am a Responsible Officer of the Borrower and further certify on behalf of the Borrower that:

1.             This Certificate is furnished pursuant to Section 5.1(d)(1) of the First Amendment to Revolving Credit Agreement, dated as of April 25, 2003 (the “Amendment”), among the Borrowers, Deutsche Bank Trust Company Americas, as Administrative Agent and the financial institutions party thereto.  Unless otherwise defined herein, any capitalized terms used herein have the meanings set forth in the Amendment.

2.             After giving effect to the Amendment, the representations and warranties of the Borrower and the other Credit Parties contained in the Amendment, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent specifically made with regard to a particular date, in which case such representation and warranty is true and correct as of such date.

3.             After giving effect to the Amendment, no Event of Default or Unmatured Event of Default will exist or be continuing.

4.             The conditions set forth in Section 5 of the Amendment have been fully satisfied or waived.

IN WITNESS WHEREOF, I have hereunto signed my name this 25th day of April, 2003.

By:
Its:

EXHIBIT B

FORM OF
ACKNOWLEDGMENT AND CONSENT

The undersigned entities, constituting Subsidiaries of the Borrowers (each, a “Subsidiary Guarantor”), hereby acknowledge that they have reviewed the terms and provisions of the Revolving Credit Agreement dated as of September 30, 2002, by and among the Borrowers party thereto, Deutsche Bank Trust Company Americas, as administrative agent, and the lenders parties thereto (as heretofore amended, modified or supplemented, the “Agreement”; capitalized terms used herein without definition have the meanings ascribed thereto in the Agreement) and this First Amendment to Revolving Agreement (the “Amendment”) and consent to the amendment of the Agreement pursuant to this Amendment and the other matters contemplated under the Amendment.

Each Subsidiary Guarantor hereby acknowledges and agrees that any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or affected by the execution or effectiveness of this Amendment.  Each Subsidiary Guarantor represents and warrants that all representations and warranties applicable to it contained in the Agreement as amended by this Amendment and the Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Effective Date, to the same extent as though made on and as of that date (except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, each Subsidiary Guarantor is not required by the terms of the Agreement or any other Loan Document to consent to the amendment of the Agreement effected pursuant to this Amendment and (ii) nothing in the Agreement or this Amendment or any other Loan Document shall be deemed to require the consent of each Subsidiary Guarantor to any future amendment of the Agreement or any other Loan Document.

IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Acknowledgement and Consent to the First Amendment to Amended and Restated Credit Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[signature page follows]

B-1

HUNTSMAN CHEMICAL PURCHASING CORPORATION

HUNTSMAN INTERNATIONAL CHEMICALS CORPORATION

HUNTSMAN PETROCHEMICAL PURCHASING CORPORATION

POLYMER MATERIALS INC.

AIRSTAR CORPORATION

HUNTSMAN PROCUREMENT CORPORATION

JK HOLDINGS CORPORATION

HUNTSMAN SPECIALTY CHEMICALS HOLDING CORPORATION

By:
Name:
Title:

HUNTSMAN AUSTRALIA INC.

HUNTSMAN CHEMICAL FINANCE CORPORATION

HUNTSMAN ENTERPRISES INC.

HUNTSMAN FAMILY CORPORATION

HUNTSMAN GROUP HOLDINGS FINANCE CORPORATION

HUNTSMAN GROUP INTELLECTUAL PROPERTY HOLDINGS CORPORATION

HUNTSMAN INTERNATIONAL SERVICES CORPORATION

HUNTSMAN MA INVESTMENT CORPORATION

HUNTSMAN MA SERVICES CORPORATION

HUNTSMAN PETROCHEMICAL FINANCE CORPORATION

By:
Name:
Title:

HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION

By:
Name:
Title:

HUNTSMAN POLYMERS HOLDINGS CORPORATION

By:
Name:
Title:

HUNTSMAN CHEMICAL COMPANY LLC

By:
Name:
Title:

PETROSTAR FUELS LLC

By:
Name:
Title:

HUNTSMAN PURCHASING, LTD.

By:	Huntsman Procurement Corporation, its General Partner

By:
Name:
Title:

PETROSTAR INDUSTRIES LLC

By:
Name:
Title: